Exhibit 2.6

CONTRIBUTION AND ASSIGNMENT AGREEMENT

Between

JBG SMITH PROPERTIES LP

and

JBG/FUND VIII LEGACY, L.L.C.

Dated as of July 18, 2017

CONTRIBUTION AND ASSIGNMENT AGREEMENT

This CONTRIBUTION AND ASSIGNMENT AGREEMENT, dated as of July 18, 2017 (this “Agreement”), is made and entered into by and between JBG Smith Properties LP, a Delaware limited partnership (the “Operating Partnership”), and JBG/Fund VIII Legacy, L.L.C., a Delaware limited liability company (“Legacy LLC” and together with the Operating Partnership, the “Parties”).

WHEREAS, this Agreement is being entered into and carried out by the Operating Partnership and Legacy LLC in connection with, and as contemplated by that certain Master Transaction Agreement, dated as of October 31, 2016 (as it may be amended, the “Transaction Agreement”), by and among Vornado Realty Trust, a Maryland real estate investment trust (“Vornado”), Vornado Realty L.P., a Delaware limited partnership (“Vornado OP”), Vornado DC Spinco, a Maryland real estate investment trust (“Newco”), the Operating Partnership, JBG Properties Inc., a Maryland corporation, JBG/Operating Partners, L.P., a Delaware limited partnership and certain affiliates of JBG Properties Inc. and JBG Operating Partners, L.P.;

WHEREAS, Legacy LLC owns 100% of the outstanding membership interests (the “LLC Interest”) in JBG/Fund VIII Transferred, L.L.C. (“Transferred LLC”), which is disregarded as an entity separate from Legacy LLC for U.S. federal income tax purposes;

WHEREAS, Legacy LLC has acquired the LLC Interest from JBG Investment Fund VIII, L.L.C. (“JBG Fund VIII”) via a merger of Transferred LLC with a subsidiary of Legacy LLC on the date hereof pursuant to the Restructuring Transactions outlined in Section 5.8(a) of the Transaction Agreement (the “Restructuring”);

WHEREAS, pursuant to Section 1.2(c) of the Transaction Agreement, the Operating Partnership desires to acquire from Legacy LLC, and Legacy LLC desires to contribute and transfer to the Operating Partnership, subject to the terms and conditions set forth herein, the LLC Interest;

WHEREAS, pursuant to Section 1.4 of the Transaction Agreement, Legacy LLC will receive cash, Issued Newco Shares and Issued OP Units (collectively, the “Consideration”), as consideration for the contribution of the LLC Interest;

WHEREAS, immediately following the contribution of the LLC Interest to the Operating Partnershp in exchange for the Consideration, Legacy LLC will distribute the Consideration to its members and liquidate;

WHEREAS, for U.S. federal income tax purposes, (i) the Parties intend that the contribution of the LLC Interest to the Operating Partnership in exchange for the Consideration, followed by the immediate liquidation of Legacy LLC and the distribution of the Consideration to its members, be treated as a merger of Legacy LLC with the Operating Partnership within the meaning of Section 708(b)(2)(A) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations §1.708-1(c), with such merger treated as an “assets-over” form of merger as provided for in Treasuary Regulations §1.708-1(c)(3)(i), and (ii) each member of Legacy LLC has agreed and consented to treat the receipt of any cash or Issued Newco Shares pursuant to the transactions contemplated by this Agreement as the sale to the Operating Partnership of the portion of such member’s interests in Legacy LLC for which such form of consideration is received, and the Operating Partnership, pursuant to Article IV below, agrees to report the payment of any cash and the issuance of any Issued Newco Shares as the purchase from such Legacy LLC member of those interests in Legacy LLC immediately prior to the merger described in clause (i) of this paragraph, all pursuant to Treasury Regulations Section 1.708-1(c)(4);

WHEREAS, Schedule A attached hereto and incorporated herein, specifies the portion and nature of the Consideration to be transferred to each member of Legacy LLC pursuant to the transactions contemplated herein, and the portion of the interests held by such member in Legacy LLC, if any, that is purchased by the Operating Partnership in exchange for such Consideration;

WHEREAS, the closing (the “Closing”) of the transactions contemplated by this Agreement shall be on the date hereof, after the consummation of the Pre-Combination Transactions and simultaneously with the closing of the Combination Transactions pursuant to the Transaction Agreement; and

WHEREAS, capitalized terms not otherwise defined herein shall have the respective meaning set forth in the Transaction Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
CONTRIBUTION

SECTION 1.01.                                                     Contribution and Assignment.

Upon the terms and subject to the conditions set forth in this Agreement, Legacy LLC hereby contributes, grants, assigns, transfers and conveys and delivers forever to the Operating Partnership, all of Legacy LLC’s rights, title and interest under, in and to the LLC Interest in exchange for the Consideration.  The Operating Partnership hereby accepts the foregoing contribution, grant, assignment, transfer and conveyance of the LLC Interest as a contribution by Legacy LLC to the Operating Partnership and hereby pays the Consideration to Legacy LLC, subject to Article IV hereof.

SECTION 1.02.                                                     Assumption.

Upon the terms and subject to the conditions set forth in this Agreement, Newco OP hereby expressly assumes and agrees to perform, satisfy and discharge, in each case in due course, all of the liabilities and obligations of Legacy LLC relating to the LLC Interest whether arising or accruing before or after the date hereof. Legacy LLC, any of its affiliates, their respective successors and assigns, all persons who at any time prior to the Closing have been shareholders, directors, trustees, officers, agents or employees of Legacy LLC or any of its affiliates (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns and all persons who at any time prior to the Closing are or have been shareholders, directors, trustees, officers, agents or employees of Transferred LLC and who are not, as of immediately following the Closing, directors, trustees, officers or employees of Newco or any of its Subsidiaries are hereby released of and from any further liabilities or obligations whether accruing before or after the date hereof with respect to the LLC Interest, including, without limitation, all Liabilities arising from or in connection with the Transactions and all other activities to implement the Transactions, and all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Closing (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Closing), in each case to the extent relating to, arising out of or resulting from the Newco Business, the Newco Assets or the Newco Liabilities (each as defined in the Separation and Distribution Agreement to be entered into by and among Vornado, Vornado OP, Newco and Newco OP, in the form attached to the Transaction Agreement as Exhibit D), but subject to the terms and conditions of the Transaction Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF LEGACY LLC

Legacy LLC hereby represents and warrants to the Operating Partnership as follows:

SECTION 2.01.                                                     Organization, Power and Authority.

Legacy LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Legacy LLC has all requisite limited liability company power and authority to own and operate its assets.

SECTION 2.02.                                                     Authorization.

Legacy LLC has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Legacy LLC pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to contribute, transfer and deliver all of the LLC Interest to the Operating Partnership (or its designee) in accordance with this Agreement.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Legacy LLC pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Legacy LLC, each enforceable in accordance with its respective terms.

SECTION 2.03.                                                     No Prior Business.

Since the date of its formation, Legacy LLC has not conducted any business, nor has it incurred any liabilities or obligations (direct or indirect, present or contingent), in each case, except in connection with the Transactions and the assets and liabilities of Transferred LLC and its subsidiaries related to the LLC Interest.

SECTION 2.04.                                                     Assumption of Liabilities.

Pursuant to the Restructuring, Legacy LLC assumed all obligations of JBG Fund VIII, to the extent such obligations relate to the LLC Interest. Legacy LLC is subject to and in compliance with the representations and warranties in Article IV of the Transaction Agreement as such representations and warranties were applicable to JBG Fund VIII’s holding of the LLC Interest and the assets and properties that were held by JBG Fund VIII on the date thereof and are now held by Transferred LLC and its subsidiaries after giving effect to the Restructuring Transactions.

SECTION 2.05.                                                     Disclaimer of Representations and Warranties.

THE PARTIES UNDERSTAND AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT, OR IN ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR THEREBY, NO PARTY TO THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT, THE TRANSACTION AGREEMENT, ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY AS TO THE ASSETS, BUSINESSES OR LIABILITIES TRANSFERRED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, AS TO ANY CONSENTS, APPROVALS OR NOTIFICATIONS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY

SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF SUCH PARTY, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SET-OFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY CLAIM OR OTHER ASSET, INCLUDING ANY ACCOUNTS RECEIVABLE, OF ANY PARTY, OR AS TO THE LEGAL SUFFICIENCY OF ANY ASSIGNMENT, DOCUMENT OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, IN THE TRANSACTION AGREEMENT OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE WILL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD AND MARKETABLE TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST, AND (II) ANY NECESSARY APPROVALS OR NOTIFICATIONS ARE NOT OBTAINED OR MADE OR THAT ANY REQUIREMENTS OF LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

ARTICLE III

COVENANTS

SECTION 3.01.                                                     Subsequent Actions.

(a)                                 Immediately following the contribution of the LLC Interest to the Operating Partnership in exchange for the Consideration pursuant to this Agreement, Legacy LLC will liquidate and distribute the Consideration to its members in accordance with Schedule A.

(b)                                 The Operating Partnership hereby agrees that JBG/Fund VIII Trust, an affiliate of JBG Fund VIII, shall continue to exist (and shall not be liquidated or otherwise terminated) for no less than two years following the Closing.

ARTICLE IV

TAX MATTERS

The Parties intend for the transactions contemplated by this Agreement to be treated in accordance with, and agree to report in a manner consistent with, the following for U.S. federal income tax purposes:

(a)                                 The contribution and assignment of the LLC Interest by Legacy LLC to the Operating Partnership in exchange for the Consideration and the distribution, immediately thereafter, of the Consideration by Legacy LLC to its members in liquidation of Legacy LLC shall be treated as a merger, undertaken by Legacy LLC in the “assets-over” form, of Legacy LLC and the Operating Partnership pursuant to Treasury Regulations Section 1.708-1(c)(3)(i); and

(b)                                 The issuance of the cash and the Issued Newco Shares to Legacy LLC for distribution in the liquidation of Legacy LLC to the members thereof electing such consideration shall be treated as the direct purchase by the Operating Partnership, immediately prior to the merger described in clause (a) of this Article IV, of the membership interests in Legacy LLC from the electing members of Legacy LLC, and for the Consideration, described in Schedule A attached hereto and incorporated herein, as contemplated by Treasury Regulations Section 1.708-1(c)(4).

ARTICLE V
GENERAL PROVISIONS

SECTION 5.01.                                                     Amendment.

Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties hereto by action taken or authorized by their respective boards of directors, general partners or other similar governing body or entity, if necessary; provided, however, that there shall not be any amendment or change not permitted under applicable Law.  This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

SECTION 5.02.                                                     Non-Survival.

None of the representations, warranties, or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing; provided, however, that this Section 5.02 shall not limit any covenant or agreement of the Parties hereto to the extent such covenant or agreement by its terms contemplates performance after the Closing, which shall survive the Closing.

SECTION 5.03.                                                     Interpretation.

When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.  All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.   The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the case of any conflict between this Agreement and the Transaction Agreement, the Transaction Agreement shall control.

SECTION 5.04.                                                     Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile, telecopy, portable document format (.pdf) or any other reproduction of this Agreement may be executed by the Parties, including by means of an electronic signature or other format, and an executed copy of this Agreement by the Parties may be delivered by the Parties by facsimile, portable document format (.pdf)  or other electronic transmission means pursuant to which the signature of or on behalf of the Parties can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

SECTION 5.05.                                                     Entire Agreement.

This Agreement the Transaction Agreement and the other Ancillary Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any Person, other than the Parties and their successors and permitted assigns, any rights or remedies hereunder.

SECTION 5.06.                                                     Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 5.07.                                                     Governing Law; Jurisdiction.

(a)                                                         This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to conflicts of laws principles (whether of the State of New York or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of New York).

(b)                                                         All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the state courts sitting in the City, County and State of New York, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the Southern District of New York, , and the appellate courts to which orders and judgments thereof may be appealed (the “Chosen Courts”).  Each of the Parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party, whether sounding in tort, contract or otherwise, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Chosen Court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement will affect the right of any Party to serve process in any manner permitted by Law.

SECTION 5.08.                                                     Waiver of Jury Trial.

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER

PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08.

SECTION 5.09.                                                     Assignment.

This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Any assignment referred to in the immediately preceding sentence shall not relieve any Party of any obligation hereunder, and following such assignment this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Operating Partnership and Legacy LLC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

JBG SMITH PROPERTIES LP, a Delaware limited partnership

By: JBG SMITH PROPERTIES, its General Partner

By:	/s/ Steven Museles
Name:	Steven Museles
Title:	Chief Legal Officer and Secretary

JBG/FUND VIII LEGACY, L.L.C., a Delaware limited liability
company

By:	JBG/FUND VIII MANAGER L.L.C., as Managing
Member

By:	/s/ James Iker
Name:	James Iker
Title:	Managing Member

[SIGNATURE PAGE TO CONTRIBUTION AND ASSIGNMENT AGREEMENT BY AND BETWEEN JBG SMITH PROPERTIES LP AND JBG/FUND VIII LEGACY, L.L.C.]